UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 17, 2022

Sun Pacific Holding Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-51935	90-1119774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Highway 9 South, Suite 388, Manalapan, New Jersey 07726
(Address of principal executive offices)

Registrant’s telephone number, including area code	732-845-0906

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Section 8 – Other Events

On July 27, 2022, SNPW Subsidiary Sun Pacific Power Corp Structures Agreement with Marine Electric Systems to Handle Battery Service and Repair for FoxESS and New Technology Development

The North American Battery Market was Valued at USD 22.51 Billion in 2020, and it is Anticipated to Reach USD 53.84 Billion by 2027

MANALAPAN, N.J., July 27, 2022 – Sun Pacific Holding Corp. (Other OTC: SNPW) announces that its wholly owned subsidiary, Sun Pacific Power (“SPP”) has structured an agreement with Marine Electric Systems Inc. to handle their battery service and repair for

FoxESS and technology development. Marine Electric Systems, Inc. (www.marineelectricsystems.com) is a very well-established company serving a range of important clients including the US Navy. The North American battery market was valued at USD 22.51 billion in 2020, and it is anticipated to reach USD 53.84 billion by 2027

Nicholas Campanella, CEO of Sun Pacific Holding Corp, stated, “We are excited to work with a local partner that will help in maintenance and service repairs as well as using their skilled and talented team to help us grow our company and plans. We have been working with Marine Electric and their team on various technologies including our ongoing efforts with their light towers.”

Mr. Harry Epstein, CEO of Marine Electric Systems, Inc said, “Working with a progressive and great company like Sun Pacific Power which has a great vision and large networking opportunity will be an asset for our company to grow and expand our operations and service capacity to help create more USA made opportunities and foreign service work.”

About Sun Pacific Holding Corp.

Sun Pacific Holding Corp. (Other OTC: SNPW) uses management's knowledge and experience to serve its customers and now its shareholders through quality service and equipment, working to keep customers satisfied, and by doing our part in protecting the environment with smart green technology. For more information, visit www.sunpacificholding.com.

About Marine Electric Systems Inc.

Marine Electric Systems Inc, is located in South Hackensack, New Jersey. Marine Electric makes electronic devices (power supplies, battery chargers) for the U.S Navy. The company started in Brooklyn many years ago, wiring ships for the Navy during World War II. It employs about 30 people in its 25,000-square-foot manufacturing facility. Marine Electric Systems is an engineering and vertically integrated manufacturing firm which has successfully designed, produced and delivered its products to the U.S. military for over 80 years.

Safe Harbor and Forward-Looking Statements

This news release contains statements that involve expectations, plans or intentions (such as those relating to future expansion or financial results) and other factors discussed from time to time in the Company OTC Markets filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as quote; may & anticipate &; believe, & quot; & estimate " intend, & quot; "plan" and other similar expressions.

Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the company. The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

IR Contact

Sun Pacific Holding Corp

345 Highway 9 South Suite 388

Manalapan, NJ 07726

Phone: +1 (888) 845-0242

Email: ir@sunpacificholding.com

Website: www.sunpacificholding.com

Marine Electric Systems, Inc.

80 Wesley St

South Hackensack, NJ 07606

Website: www.marineelectricsystems.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Pacific Holding Corp.
(Registrant)

Date:	July 28, 2022
		By:	/s/ Nicholas Campanella
		Name:	Nicholas Campanella
		Title:	Director